Exhibit 3.11

Execution Version

AMENDED AND RESTATED

OPERATING AGREEMENT OF

MGP LESSOR, LLC

a Delaware limited liability company

This Amended and Restated Operating Agreement (this “Agreement”) of MGP Lessor, LLC, a Delaware limited liability company (the “Company”), is made as of March 21, 2016, by MGM Grand Detroit, LLC, a Delaware limited liability company (the “Member,” and together with any additional members of the Company admitted from time to time pursuant to Article III below, the “Members”), as the sole member of the Company as of the date hereof, with reference to the following facts and circumstances:

WITNESSETH:

WHEREAS, the Company was formed as “DT Resort Propco, LLC,” a Delaware limited liability company on January 6, 2016 by filing a Certificate of Formation (the “Certificate”) with the Delaware Secretary of State;

WHEREAS, the Member, as the sole member of the Company, executed the Operating Agreement of the Company, dated as of January 6, 2016 (the “Original Operating Agreement”);

WHEREAS, the Member and the Company desire to change the Company’s name from “DT Resort Propco, LLC” to “MGP Lessor, LLC” and the Company has filed a Certificate of Amendment to its Certificate of Formation (the “Certificate of Amendment”) with the Delaware Secretary of State, effective as of March 21, 2016, to so change the Company’s name; and

WHEREAS, the Member desires to amend and restate the Original Limited Liability Company Agreement in its entirety in the manner set forth in this Agreement, to (a) reflect the name change as reflected in the Certificate of Amendment and (b) effectuate certain other changes thereto, pursuant to the provisions of the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.) (as amended from time to time, the “Act”).

NOW, THEREFORE, the Member by this Agreement sets forth the operating agreement for the Company upon the terms and subject to the conditions of this Agreement.

ARTICLE I

ORGANIZATIONAL MATTERS

1.1 Formation. The Company was formed on January 6, 2016 as “DT Resort Propco, LLC” pursuant to the Certificate as filed with the Delaware Secretary of State pursuant to the provisions of the Act and by the entering into of the Original Operating

Agreement. This Agreement hereby amends and restates the Original Operating Agreement in its entirety, and this Agreement shall become effective on the date hereof.

1.2 Name. The name of the Company is “MGP Lessor, LLC.” The Company may conduct business under that name or any other name approved by the Members.

1.3 Term. The term of the Company commenced as of the date of the filing of the Certificate and, unless terminated under Section 7.1, shall have a perpetual existence.

1.4 Office and Agent. The Company shall continuously maintain an office and registered agent in the State of Delaware as required by the Act. The principal office of the Company shall be at 3950 Las Vegas Boulevard South, Las Vegas, NV 89119, or such location as the Members may determine. The registered agent shall be as stated in the Certificate or as otherwise determined by the Members.

1.5 Business of the Company. The Company shall have the power and ability to engage in any lawful business, as permitted by the Act.

1.6 Certificates. John M. McManus as an “authorized person” within the meaning of the Act, has executed, delivered and filed the Certificate with the Delaware Secretary of State. Upon the filing of the Certificate with the Delaware Secretary of State, such person’s powers as an “authorized person” ceased, and each officer of the Company, acting alone, thereupon each became a designated “authorized person” to execute, deliver and file any other certificates (and any amendments and/or restatements thereof) permitted or required to be filed with the Delaware Secretary of State, and each shall continue as a designated “authorized person” within the meaning of the Act.

1.7 Tax Status. Unless and until approved by the Board, no U.S. federal tax classification election will be filed under Treasury Regulation Section 301.7701-3 with respect to the Company. The Company is intended to be treated as an entity disregarded from its owner under Treasury Regulation Section 301.7701-3 for U.S. federal income tax purposes.

ARTICLE II

CAPITAL CONTRIBUTIONS

2.1 Capital Contributions. Each Member shall make a capital contribution to the capital of the Company in the amount shown opposite the Member’s name on Exhibit A attached hereto. No Member shall be required to make any additional contributions to the capital of the Company. Additional contributions to the capital of the Company shall be made only with the unanimous consent of the Members. Except as provided in this Agreement, no Member may withdraw his, her or its capital contribution. Each Member’s capital contribution shall entitle that Member to the interest in the Company, expressed as a percentage (“Membership Interest”), set forth opposite that Member’s name on Exhibit A.

2.2 No Interest. The Company shall not pay any interest on capital contributions.

2.3 Membership Certificates. The Company shall not issue any certificates to the Members with respect to the ownership of membership interests.

ARTICLE III

MEMBERS

3.1 Admission of Additional Members. Additional Members may be admitted with the approval of all Members. Exhibit A hereto shall be amended or restated upon the admission of any additional Member to set forth such additional Member’s name and capital contribution, and such other terms as agreed to by the Members.

3.2 Payments to Members. Except as specified in this Agreement, any Members or person or entity controlled by, controlling or under common control with such Member (each such person or entity is defined as an “Affiliate”), shall be entitled to remuneration for services rendered or goods provided to the Company, in each case in accordance with such agreement among such parties pertaining to the provision of such goods and services.

ARTICLE IV

BOARD OF MANAGERS AND MANAGEMENT

4.1 Powers. The Company shall at all times have a board of managers (the “Board”) composed of individuals (“Managers”) selected by the Members. The Managers of the Board shall serve as the “managers” of the Company, within the meaning of the Act, as of the effective date of this Agreement. The Board shall elect and oversee the performance of the officers. Subject to limitations in the Certificate and to the provisions of the Act as to action to be authorized or approved by the Members or by the outstanding membership interests, and subject to the duties of Managers as prescribed by this Agreement, all company powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be controlled by, the Board. In addition to any power of the Board granted under this Agreement, the Board shall, to the extent permitted by the Act, have all of the powers and authority equivalent to those afforded to a board of directors of a corporation organized and existing under the laws of the State of Delaware. Without prejudice to such general powers, but subject to the same provisions and limitations, it is hereby expressly declared that the Board shall have the following powers, to wit:

First - To select and remove all the officers, agents and employees of the Company, prescribe such powers and duties for them as may not be inconsistent with law, with the Certificate or this Agreement, fix their compensation and require from them security for faithful service.

Second - To conduct, manage and control the affairs and business of the Company, and to make such rules and regulations therefore not inconsistent with law, or with the Certificate or this Agreement, as they may deem best.

Third - To change the principal executive office and principal office for the transaction of the business of the Company from one location to another as provided in Section 1.3 hereof; to designate any place within or without the State of Delaware for the holding of any Members’ meeting or meetings; and to adopt, make and use a company seal, and to prescribe the forms of certificates from time to time as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

Fourth - To authorize the issuance of membership interests in the Company from time to time upon such terms as may be lawful.

Fifth - To borrow money and incur indebtedness for the purposes of the Company, and to cause to be executed and delivered therefore, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefore.

Sixth - By resolution adopted by a majority of the authorized number of Managers, to designate an executive and other committees, each consisting of one (1) or more Managers, to serve at the pleasure of the Board and to prescribe the manner in which proceedings of such committee shall be conducted. Unless the Board shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committees may be regularly scheduled in advance and may be called at any time by any one (1) member thereof; otherwise, the provisions of this Agreement with respect to notice and conduct of meetings of the Board shall govern. Any such committee, to the extent provided in a resolution of the Board, shall have all of the authority of the Board, except with respect to:

A. the approval of the Managers and the Members for any action for which such approval is required under the Certificate or the Act, and actions for which approval by stockholders of corporations would be required under the Act;

B. the filling of vacancies on the Board or in any committee;

C. the fixing of compensation of the Managers for serving on the Board or in any committee;

D. the adoption, amendment or repeal of this Agreement;

E. any distribution to the Members except at a rate or in a periodic amount or within a price range determined by the Board; and

F. the appointment of other committees of the Board or the members thereof.

4.2 Number and Qualification of Managers. The number of Managers shall not be less than one (1) nor more than ten (10), as may be determined from time to time by resolution of the Board. The Board shall initially have two (2) Managers: James J. Murren and Corey Sanders. Each of the forgoing persons will be a Manager until such time they are removed or replaced by the Members or until they resign. A majority of the number so determined by the Board shall constitute a quorum for the transaction of business, and the act of a majority of the Managers present at a meeting in the presence of a quorum shall constitute the act of the Board, except as otherwise provided by law or the Certificate or this Agreement. If less than a quorum shall be in attendance at the time for which said meeting shall have been called, those present may, by majority vote, adjourn the said meeting to another date certain. Managers need not be Members.

4.3 Election and Term of Office. The Managers shall be elected at each annual meeting of Members but, if any such annual meeting is not held or the Managers are not elected thereat, the Managers may be elected at any special meeting of Members held for that purpose.

All Managers shall hold office until their respective successors are elected, subject to the provisions of this Agreement and applicable law with respect to vacancies on the Board.

4.4 Vacancies. A vacancy in the Board shall be deemed to exist in case of the death, resignation or removal of any Manager, if a Manager has been declared of unsound mind by order of court or convicted of a felony, if the authorized number of Managers be increased, or if the Members fail, at any annual or special meeting of Members at which any Manager or Managers are elected, to elect the full authorized number of Managers to be voted for at that meeting.

Vacancies in the Board, except for a vacancy created by the removal of a Manager, may be filled by a majority of the remaining Managers, though less than a quorum, or by a sole remaining Manager, and each Manager so elected shall hold office until his successor is elected at an annual or a special meeting of the Members. A vacancy in the Board created by the removal of a Manager may only be filled by the vote of Members holding a majority of the membership interests entitled to vote represented at a meeting duly held at which a quorum is present, or by the written consent of the holders of a majority of the outstanding interests.

The Members may elect a Manager or Managers at any time to fill any vacancy or vacancies not filled by the Managers. Any such election by written consent shall require the consent of holders of a majority of the outstanding interests entitled to vote.

Any Manager may resign effective upon giving written notice to the Company, unless the notice specifies a later time for the effectiveness of such resignation. If the Board accepts the resignation of a Manager tendered to take effect at a future time, the

Board or the Members shall have the power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of Managers shall have the effect of removing any Manager prior to the expiration of his term of office.

4.5 Place of Meetings and Meetings by Telephone. Regular meetings of the Board shall be held at any place within or without the State of Delaware which has been designated from time to time by resolution of the Board or by written consent of all members of the Board in the absence of such designation regular meetings shall be held at the principal executive office of the Company. Special meetings of the Board may be held either at a place so designated or at the principal executive offices. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Managers participating in the meeting can hear one another and all such Managers shall be deemed to be present at the meeting.

4.6 Annual Meeting. Immediately following each annual meeting of Members, if any, the Board shall hold a regular meeting at the place of said annual meeting or at such other place as shall be fixed by the Board, for the purpose of organization, election of officers, and the transaction of other business. Call and notice of such meetings are hereby dispensed with.

4.7 Other Regular Meetings. Other regular meetings of the Board shall be held without call at such time from time to time to be fixed by the Board. Such regular meetings may be held without notice.

4.8 Special Meetings. Special meetings of the Board for any purpose or purposes shall be called at any time by the Chairman of the Board, the CEO, the CFO, the President, the Secretary or by any Manager.

Written notice of the time and place of special meetings shall be delivered personally to each Manager or communicated to each Manager by telephone, or by telegraph or mail charges prepaid, addressed to such Manager at his or her address as it is shown upon the records of the Company or, if it is not so shown on such records or is not readily ascertainable, at the place at which the meetings of the Managers are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal executive office of the Company is located at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone, as above provided, it shall be so delivered at least forty-eight (48) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery personally or by telephone, as above provided, shall be due, legal and personal notice to such Manager.

Any notice shall state the date, place and hour of the meeting and the general nature of the business to be transacted, and no other business may be transacted at the meeting.

4.9 Action Without Meeting. Any action by the Board may be taken without a meeting if a majority of all the Managers shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a majority vote of such Managers at a meeting duly held under Section 4.10 below.

4.10 Action at a Meeting; Quorum and Required Vote. Presence of a majority of the authorized number of Managers at a meeting of the Board constitutes a quorum for the transaction of business except as hereinafter provided. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment so long as all members participating in such meeting can hear one another. Participation in a meeting as permitted in the preceding sentence constitutes presence in person at such meeting. Every act or decision done or made by a majority of the Managers present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number, or the same number after disqualifying one (1) or more Managers from voting, is required by law, by the Certificate, or by this Agreement. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of a Manager, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

4.11 Validation of Defectively Called or Noticed Meetings. The transactions of any meeting of the Board, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notices if a quorum is present and if, either before or after the meeting, each of the Managers not present or who, though present, has prior to the meeting or at its commencement, protested the lack of proper notice to him, signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

4.12 Adjournment. A quorum of the Managers may adjourn any Managers’ meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum a majority of the Managers presented at any Managers’ meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

4.13 Notice of Adjournment. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Managers who were not present at the time of adjournment. Otherwise notice of the time and place of holding an adjourned meeting need not be given to absent Managers if the time and place be fixed at the meeting adjourned.

4.14 Fees and Compensation. Managers and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board.

4.15 Management of Company. The day-to-day management of the Company shall be vested in any of the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), President, Secretary and Treasurer of the Company, and such additional offices and officers as the Board shall create and appoint, respectively, from time to time, which offices shall be elected solely by the Board and who shall report to the Board. Any officer may be removed by the Board at any time with or without cause. The officers shall hold their offices until such time as they are removed or replaced by the Board, or they resign, provided that no officer shall perform any duties or exercise any powers of such position related to Michigan operations (to the extent that such officer is required to be eligible, qualified, and suitable) until such officer has been determined to be qualified or licensed or both or otherwise authorized by the Board. A person who so performs his or her duties shall not have any liability by reason of being or having been an officer of the Company. The officers of the Company, and such additional officers of the Company, shall have the duties and powers that are commensurate with such offices and capacities for companies similarly situated, or as the Board otherwise determines.

4.16 Management Authorization. Upon election by the Board, the officers of the Company are authorized to sign agreements and other documents on behalf of the Company, subject to and in accordance with the restrictions and limitations set forth in the Contract Review & Signature Policy applicable to the Company (the “Signature Policy”). The Board hereby delegates to the Company’s Managers, acting individually or together, the authority to determine the parameters of each officer’s signing authority, subject to and in accordance with the Signature Policy. Each officer’s signature authorization will remain in effect until modified, canceled or withdrawn by the Board, or until such individual’s earlier withdrawal of his affiliation with the Company.

4.17 Competing Activities.

(a) Each Covered Person shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by the Company or the Members, independently or with others, including business interests and activities in direct competition with the business and activities of the Company or the Members. No such business interest or activity shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise or obligation of any type whatsoever, to the Company, the Members or any other person who is bound by this Agreement from time to time. None of the Members or any other person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any Covered Person. For purposes of this Agreement, “Covered Person” means any officer of the Company, any Manager, the Members and any other person designated by the Board as a Covered Person, or any person who was, at the time of the act or omission in question, a member of the Company or other person designated by the Board as a Covered Person.

(b) Notwithstanding anything to the contrary in this Agreement, (i) the engagement in competitive activities by any Covered Person in accordance with the provisions of this Section 4.17 is hereby approved, (ii) it shall be deemed not to be a breach by any Covered Persons of this Agreement or any duty otherwise existing at law, in equity or otherwise or obligation of any type whatsoever, to the Company, the Members or any other person who is bound by this Agreement for any Covered Person to engage in any business interests or activities in preference to or to the exclusion of the Company or the Members and (iii) the Covered Persons shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise or obligation of any type whatsoever, to present business opportunities to the Company or the Members. Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Covered Person. No Covered Person who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company, shall have any duty to communicate or offer such opportunity to the Company, and such Covered Person shall not be liable to the Company, the Members or any other person who is bound by this Agreement for breach of this Agreement or any duty otherwise existing at law, in equity or otherwise or obligation of any type whatsoever, by reason of the fact that such Covered Person pursues or acquires for itself, directs such opportunity to another person or does not communicate such opportunity or information to the Company.

4.18 Fiduciary Duty. Except as expressly set forth in this Agreement, to the fullest extent permitted by law, no Covered Person shall have any duties or liabilities, including any fiduciary duties, to the Company, the Members or any other person who is bound by this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify or eliminate the duties and liabilities, including fiduciary duties, of a Covered Person otherwise existing at law or in equity, are agreed and approved by the Members and any other person who is bound by this Agreement to replace such other duties and liabilities of the Covered Person.

ARTICLE V

DISTRIBUTIONS

Distribution of Assets by the Company. Subject to applicable law and any limitations contained elsewhere in this Agreement, Members holding a majority of the Membership Interests may elect from time to time to cause the Company to make distributions. Distributions shall be made to the Members in proportion to their Membership Interests.

ARTICLE VI

REPORTING BY MEMBERS

Reports. The Company shall cause to be filed, in accordance with the Act, all reports and documents required to be filed with any governmental agency.

ARTICLE VII

DISSOLUTION AND WINDING UP

7.1 Conditions of Dissolution. The Company shall dissolve upon the occurrence of any of the following events:

A. Upon the happening of any event of dissolution specified in the Certificate;

B. Upon the entry of a decree of judicial dissolution pursuant to the Act; or

C. Upon a written statement of dissolution by the Members.

7.2 Winding Up. Upon the dissolution of the Company, the Company’s assets shall be disposed of and its affairs wound up. The Company shall give written notice of the commencement of the dissolution to all of its known creditors. The Company shall comply with all requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

7.3 Order of Payment of Liabilities Upon Dissolution. After determining that all the known debts and liabilities of the Company have been paid or adequately provided for, the remaining assets shall be distributed to the Members in proportion to their Membership Interests.

7.4 Certificates. The Company shall file with the Delaware Secretary of State a Certificate of Cancellation upon the dissolution of the Company and the completion of the winding up of the Company’s affairs.

ARTICLE VIII

INDEMNIFICATION

8.1 Indemnification.

A. To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, (i) any person who is or was a Manager, managing member, officer, director, agent, tax matters partner, fiduciary or trustee of the Company, any subsidiary of the Company or any Affiliate thereof (including any director or officer), (ii) the Company and its subsidiaries (and any Affiliate thereof), (iii) any person who is or was serving at the request of the Company as a Manager, managing member, officer, director, agent, tax matters partner, fiduciary or trustee of another person; provided, that a person shall not be an Indemnitee (as defined below) by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, (iv) the Member and its Affiliates and (v) any person that the Board designates as an “Indemnitee” for purposes of this Agreement (each, an “Indemnitee” and, together, the “Indemnitees”), shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity on behalf of or for the benefit of the Company; provided, that the Indemnitee shall not be indemnified and held harmless pursuant to this Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.

B. To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 8.1(A) for appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 8.1, the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 8.1.

C. The indemnification provided by this Section 8.1 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of such Indemnitee.

D. The Company may purchase and maintain insurance, on behalf of the Indemnitees and such other persons as the Board shall determine, against any liability that may be asserted against, or expense that may be incurred by, such person in connection with the Company’s activities or such person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such person against such liability under the provisions of this Agreement.

E. For purposes of this Section 8.1, the Company shall be deemed to have requested that an Indemnitee serve as fiduciary of an employee benefit plan whenever the performance by such Indemnitee of its duties to the Company also imposes duties on, or otherwise involves services by, such Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” as such term is used in Section 8.1(A); and any action taken or omitted by such Indemnitee with respect to any employee benefit plan in the performance of such Indemnitee’s duties for a purpose reasonably believed by such Indemnitee to be in the best interest of the participants and beneficiaries of such plan shall be deemed to be for a purpose that is in the best interests of the Company.

F. In no event may an Indemnitee subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 8.1 solely because such Indemnitee had an interest in the transaction with respect to which such indemnification applies.

H. The provisions of this Section 8.1 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other persons.

I. No amendment, modification or repeal of this Section 8.1 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 8.1 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

J. This Section 8.1 is intended solely to define the parties’ rights and obligations concerning indemnification, and this Section 8.1 is not intended to impose any new or different obligations or standards of conduct on any Indemnitee.

8.2 Liability of Indemnitees.

A. Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Members, any other persons who acquire an interest in the Company or any other person who is bound by this Agreement for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal. The Members, any other person who acquires an interest in the Company and any other person who is bound by this Agreement, each on their own behalf and on behalf of the Company, waives any and all rights to claim punitive damages or damages based upon the Federal or State income taxes paid or payable by any such Member or other person.

B. Subject to the obligations and duties of the Board set forth in Article IV, the Board may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the Board shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Board in good faith.

C. To the extent that, at law or in equity, an Indemnitee has duties and liabilities relating thereto to the Company, the Members, any other person who acquires an interest in the Company or any other person who is bound by this Agreement, any Indemnitee acting in connection with the Company’s business or affairs shall not be liable, to the fullest extent permitted by law, to the Company, any Member, any other person who acquires an interest in the Company or any other person who is bound by this Agreement for its reliance on the provisions of this Agreement.

D. Any amendment, modification or repeal of this Section 8.2 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 8.2 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such person became an Indemnitee hereunder prior to such amendment, modification or repeal.

E. This Section 8.2 is intended merely to exculpate Indemnitees from liability, and is not intended to impose any new or different duties or obligations on any Indemnitee.

ARTICLE IX

MISCELLANEOUS

9.1 Complete Agreement. This Agreement and the Certificate constitute the complete and exclusive statement of agreement among the Members with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements among the Member and any other Members. To the extent that any provision of the Certificate conflict with any provision of this Agreement, the Certificate shall control.

9.2 Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members, and their respective successors and assigns.

9.3 Interpretation. All pronouns shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the interpretation of any provision of this Agreement. Numbered or lettered articles, sections or subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated. In the event any claim is made any Members relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member or his or her counsel.

9.4 Governing Law and Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles). Each Member hereby consents to the exclusive jurisdiction of the state and federal courts sitting in Delaware in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement.

9.5 Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

9.6 Notices. Any notices to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing (which may include facsimile) and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given to a Member at the address specified on Exhibit A hereto. Any party may designate any other address in substitution of the foregoing address to which such notice will be given.

9.7 Amendments. All amendments to this Agreement will be in writing and signed by all the Members.

9.8 Multiple Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and same instrument.

9.9 Remedies Cumulative. The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

[Signatures are on the following page.]

IN WITNESS WHEREOF, the undersigned has executed this Agreement effective as of the date first written above.

MEMBER:	MGM Grand Detroit, LLC

/s/ John M. McManus
By: John M. McManus
Title: Secretary

[A&R OPERATING AGREEMENT (MGP LESSOR, LLC)]

EXHIBIT A

Capital Contributions and Addresses of Members

Member’s Name	Member’s Address	Member’s Capital Contribution	Member’s Membership Interest
MGM Grand Detroit, LLC	3950 Las Vegas Blvd. So., Las Vegas, Nevada 89119	$1,000	100%